FOR IMMEDIATE RELEASE
DATE: January 23, 2020

HERITAGE FINANCIAL ANNOUNCES FOURTH QUARTER AND ANNUAL 2019 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•	Diluted earnings per share were $0.47 for the quarter ended December 31, 2019 compared to $0.48 for the linked-quarter ended September 30, 2019 and $0.45 for the quarter ended December 31, 2018.

•	Diluted earnings per share were $1.83 for the year ended December 31, 2019 compared to $1.49 for the year ended December 31, 2018.

•
Heritage declared a regular cash dividend of $0.20 per common share on January 22, 2020, an increase of 5.3% from the $0.19 regular cash dividend per common share declared during the fourth quarter 2019.

•	Total loans receivable, net, increased $36.9 million, or 1.0%, to $3.73 billion at December 31, 2019 from $3.69 billion at September 30, 2019.

•
Total deposits increased $20.4 million, or 0.4%, to $4.58 billion at December 31, 2019 from $4.56 billion at September 30, 2019, including an increase in noninterest demand deposits of $17.1 million, or 1.2%, to $1.45 billion, or 31.6% of total deposits.

•
Noninterest expense to average total assets, annualized, improved to 2.57% for the quarter ended December 31, 2019 from 2.69% for the linked-quarter ended September 30, 2019 and 2.78% for the quarter ended December 31, 2018. Noninterest expense to average total assets was 2.71% and 3.00% for the years ended December 31, 2019 and 2018, respectively.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank, today reported that the Company had net income of $17.1 million for the quarter ended December 31, 2019 compared to $17.9 million for the linked-quarter ended September 30, 2019 and $16.6 million for the quarter ended December 31, 2018. Diluted earnings per share for the quarter ended December 31, 2019 was $0.47 compared to $0.48 for the linked-quarter ended September 30, 2019 and $0.45 for the quarter ended December 31, 2018.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage commented, "We are pleased with our progress as we continue to benefit from low deposit costs which have been steady for the past three quarters. In addition, our focus on expense management is visible in our improved efficiency and overhead ratios. We also continue to benefit from the solid foundation provided by our strong balance sheet including robust liquidity and capital positions."

Financial Highlights
The following table provides financial highlights for the dates indicated:

	As of Period End or for the Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(Dollars in thousands, except per share amounts)
Net income	$17,126	$17,895	$16,609
Diluted earnings per share	$0.47	$0.48	$0.45
Return on average assets (2)	1.22%	1.31%	1.24%
Return on average equity (2)	8.42%	8.86%	8.78%
Return on average tangible common equity (2)	12.94%	13.66%	14.22%
Net interest margin	4.02%	4.21%	4.37%
Cost of total deposits (2)	0.39%	0.38%	0.29%
Efficiency ratio	61.93%	62.55%	62.40%
Noninterest expense to average total assets (2)	2.57%	2.69%	2.78%
Total assets	$5,552,929	$5,515,185	$5,316,927
Total loans receivable, net	$3,731,708	$3,694,825	$3,619,118
Total deposits	$4,582,676	$4,562,257	$4,432,402
Loan to deposit ratio (1)	82.2%	81.8%	82.4%
Book value per share	$22.10	$21.96	$20.63
Tangible book value per share	$15.07	$14.90	$13.54
(1) Loans receivable, net of deferred costs divided by deposits
(2) Annualized
Total loans receivable, net increased $36.9 million, or 1.0%, to $3.73 billion at December 31, 2019 from $3.69 billion at September 30, 2019 due primarily to increases in total real estate construction and land development loans of $31.0 million, one-to-four family residential loans of $10.9 million and consumer loans of $3.1 million, offset partially by a decrease in total commercial business loans of $8.5 million.
The following table summarizes the Company's loan portfolio by type of loan at the dates indicated:

	December 31, 2019		September 30, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$851,834	22.6%	$853,995	22.9%	$853,606	23.4%
Owner-occupied commercial real estate	806,609	21.4	787,591	21.1	779,814	21.3
Non-owner occupied commercial real estate	1,291,592	34.3	1,316,992	35.3	1,304,463	35.7
Total commercial business	2,950,035	78.3	2,958,578	79.3	2,937,883	80.4
One-to-four family residential	132,088	3.5	121,174	3.2	101,763	2.8
Real estate construction and land development:
One-to-four family residential	104,910	2.8	98,034	2.6	102,730	2.8
Five or more family residential and commercial properties	171,777	4.5	147,686	4.0	112,730	3.1
Total real estate construction and land development	276,687	7.3	245,720	6.6	215,460	5.9
Consumer	406,628	10.8	403,485	10.8	395,545	10.8
Gross loans receivable	3,765,438	99.9	3,728,957	99.9	3,650,651	99.9

Deferred loan costs, net	2,441	0.1	2,386	0.1	3,509	0.1
Loans receivable, net	3,767,879	100.0%	3,731,343	100.0%	3,654,160	100.0%
Allowance for loan losses	(36,171)		(36,518)		(35,042)
Total Loans receivable, net	$3,731,708		$3,694,825		$3,619,118
Total deposits increased $20.4 million, or 0.4%, to $4.58 billion at December 31, 2019 from $4.56 billion at September 30, 2019 due primarily to an increase in noninterest demand deposits of $17.1 million, or 1.2%, to $1.45 billion, or 31.6% of total deposits, at December 31, 2019 from $1.43 billion, or 31.3% of total deposits, at September 30, 2019.
The following table summarizes the Company's deposits at the dates indicated:

	December 31, 2019		September 30, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Noninterest bearing demand deposits	$1,446,502	31.6%	$1,429,435	31.3%	$1,362,268	30.7%
Interest bearing demand deposits	1,348,817	29.4	1,324,177	29.0	1,317,513	29.7
Money market accounts	753,684	16.4	776,107	17.0	765,316	17.3
Savings accounts	509,095	11.2	508,228	11.2	520,413	11.8
Total non-maturity deposits	4,058,098	88.6	4,037,947	88.5	3,965,510	89.5
Certificates of deposit	524,578	11.4	524,310	11.5	466,892	10.5
Total deposits	$4,582,676	100.0%	$4,562,257	100.0%	$4,432,402	100.0%
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	December 31, 2019	September 30, 2019	December 31, 2018
Capital Ratios:
Stockholders' equity to total assets	14.6%	14.6%	14.3%
Tangible common equity to tangible assets	10.4%	10.4%	9.9%
Common equity Tier 1 capital to risk-weighted assets	11.5%	11.6%	11.7%
Tier 1 leverage capital to average quarterly assets	10.6%	10.8%	10.5%
Tier 1 capital to risk-weighted assets	12.0%	12.1%	12.1%
Total capital to risk-weighted assets	12.7%	12.9%	12.9%
Donald J. Hinson, Executive Vice President and Chief Financial Officer, commented, “As a result of our strong capital position and earnings performance, we increased our regular dividend to $0.20 per share, which is an 11% increase from the first quarter 2019 dividend of $0.18 and a 33% increase from the first quarter 2018 dividend of $0.15. Although we did not repurchase any Company stock in the fourth quarter, we did repurchase 293,000 shares during 2019 and have approximately 640,000 shares remaining in the current stock repurchase plan. Our capital position gives us great flexibility in our organic growth, acquisition and capital management strategies."

Credit Quality
The allowance for loan losses decreased $347,000, or 1.0%, to $36.2 million at December 31, 2019 from $36.5 million at September 30, 2019. The decrease was due to net charge-offs of $1.9 million recognized during the quarter ended December 31, 2019, partially offset by provision for loan losses of $1.6 million. Net charge-offs include commercial and industrial loan charge-offs of $1.3 million related to the agricultural industry, including $963,000 related to a significant lending relationship transferred to nonaccrual status during the quarter ended September 30, 2019. Net charge-offs were $311,000 for the linked-quarter ended September 30, 2019 and $595,000 for the same quarter in 2018.

Nonperforming assets increased to 0.82% of total assets at December 31, 2019 compared to 0.77% of total assets at September 30, 2019. The increase was due primarily to an increase in nonaccrual loans as a result of the addition of three commercial lending relationships totaling $6.5 million which showed increased signs of cash flow deterioration during the quarter ended December 31, 2019. One of the relationships is an agricultural business relationship of $4.7 million that was previously classified as a performing troubled debt restructuring ("TDR"). The increase in nonaccrual loans was partially offset by net charge-offs related to nonaccrual loans of $1.2 million, including $963,000 due to the significant agricultural relationship discussed above.
Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(Dollars in thousands)
Balance, beginning of period	$41,511	$19,293	$14,780
Addition of previously classified pass graded loans	763	275	96
Addition of previously classified potential problem loans	1,043	15,645	983
Addition of previously classified TDR loans	4,686	7,051	786
Net principal payments	(2,218)	(454)	(2,639)
Charge-offs	(1,249)	(299)	(303)
Balance, end of period	$44,536	$41,511	$13,703
The increase in the ratio of nonperforming assets to total assets was unaffected by other real estate owned as the balance was $841,000 at both December 31, 2019 and September 30, 2019.
Potential problem loans increased $2.5 million, or 2.9%, to $87.8 million at December 31, 2019 compared to $85.3 million at September 30, 2019. The increase was primarily attributed to the addition of seven commercial business relationships totaling $18.2 million which the Company downgraded to increase oversight of these credits. Of these relationships, one is a commercial and industrial agricultural lending relationship of $6.9 million that experienced cash flow shortfalls due to weather-related issues. The activity for the quarter ended December 31, 2019 also includes payment in full of three commercial and industrial relationships totaling $7.2 million.
Changes in potential problem loans during the periods indicated were as follows:

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(Dollars in thousands)
Balance, beginning of period	$85,339	$114,095	$105,742
Addition of previously classified pass graded loans	23,502	5,566	14,562
Upgrades to pass graded loan status	(8,368)	(5,958)	(1,473)
Net principal payments	(10,529)	(8,962)	(7,654)
Transfers of loans to nonaccrual and TDR status	(2,119)	(19,319)	(9,727)
Charge-offs	—	(83)	(101)
Balance, end of period	$87,825	$85,339	$101,349
The allowance for loan losses to loans receivable, net, decreased to 0.96% at December 31, 2019 from 0.98% at September 30, 2019. Included in the carrying value of loans are net discounts on loans purchased in mergers and acquisitions. The remaining net discount on purchased loans was $8.4 million at December 31, 2019 compared to $9.1 million at September 30, 2019 and $11.8 million at December 31, 2018.
The allowance for loan losses to nonaccrual loans decreased to 81.22% at December 31, 2019 compared to 87.97% at September 30, 2019. The decrease was the result of additions to nonaccrual loans during the quarter ended December 31, 2019 which did not require a proportional increase in the specific reserve based on the specific impairment analysis. The Company believes that its allowance for loan losses is appropriate to provide for probable incurred credit losses based on an evaluation of known and inherent risks in the loan portfolio at December 31, 2019.

Operating Results
Net interest income decreased $1.1 million, or 2.2%, to $49.1 million for the quarter ended December 31, 2019 from $50.2 million for the linked-quarter ended September 30, 2019 due primarily to a decrease in the yield of interest earning assets as interest rates on adjustable rate instruments decreased following 50 and 25 basis point decreases in short-term market rates during the quarters ended September 30, 2019 and December 31, 2019, respectively. Net interest income decreased $2.2 million, or 4.2%, compared to $51.3 million for the same period in 2018 due to a decrease in the yield of interest earning assets, primarily as a result of a downward shift in the yield curve since the fourth quarter of 2018 and a lagging increase in the cost of total interest bearing deposits.
Net interest margin decreased 19 basis points to 4.02% for the quarter ended December 31, 2019 from 4.21% for the linked-quarter ended September 30, 2019 due primarily to decreases in loan yields. Net interest margin decreased 35 basis points from 4.37% for the quarter ended December 31, 2018 due primarily to decreases in loan yields and secondarily due to a change in the mix of earning assets and increases in the cost of total interest bearing deposits. The change in the mix of earning assets (a lower ratio of higher yielding loans and investment securities as a percentage of total earning assets) had an unfavorable impact of four basis points on the net interest margin from the prior quarter.
Loan yield decreased 16 basis points to 5.00% for the quarter ended December 31, 2019 from 5.16% for the linked-quarter ended September 30, 2019 due primarily to decreases in short-term market rates during the quarter ended December 31, 2019. Of this decrease, two basis points was due to a change in impact of nonaccrual loan activity from the prior quarter. Loan yield was also impacted by higher than historical loan activity, both originations and prepayments, which occurred during the lower rate environment of the quarter ended December 31, 2019.
Loan yield decreased 25 basis points from 5.25% for the quarter ended December 31, 2018 due primarily to lower short-term market rates during the quarter ended December 31, 2019 compared to the same period in 2018. Of this decrease, six basis points was due to a change in impact of nonaccrual loan activity from the same quarter in the prior year.
The impact on loan yield from incremental accretion on purchased loans decreased one basis point to 0.11% for the quarter ended December 31, 2019 from 0.12% for the linked-quarter ended September 30, 2019 and decreased eight basis points from 0.19% for the quarter ended December 31, 2018. The decreases were primarily a result of the decrease in the balances of loans acquired in the mergers with Puget Sound Bancorp, Inc. and Premier Commercial Bancorp (the "Premier and Puget Mergers") both of which occurred in 2018. The incremental accretion and the impact to loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.

The following table presents the net interest margin, loan yield and the effect of the incremental accretion on purchased loans on these ratios for the periods presented below:

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(Dollars in thousands)
Yield non-GAAP reconciliations:(2)
Net interest margin (GAAP)	4.02%	4.21%	4.37%
Exclude impact on net interest margin from incremental accretion on purchased loans(1)	(0.08)%	(0.09)%	(0.15)%
Net interest margin, excluding incremental accretion on purchased loans (non- GAAP)(1)	3.94%	4.12%	4.22%

Loan yield (GAAP)	5.00%	5.16%	5.25%
Exclude impact on loan yield from incremental accretion on purchased loans(1)	(0.11)%	(0.12)%	(0.19)%
Loan yield, excluding incremental accretion on purchased loans (non-GAAP)(1)	4.89%	5.04%	5.06%

Incremental accretion on purchased loans(1)	$997	$1,090	$1,703

(1)
As of the date of completion of each merger and acquisition transaction, purchased loans were recorded at their estimated fair value, including our estimate of future expected cash flows until the ultimate resolution of these credits. The difference between the contractual loan balance and the fair value represents the purchased discount. The purchased discount is accreted into income over the estimated remaining life of the loan or pool of loans, based upon results of the quarterly cash flow re-estimation. The incremental accretion income represents the amount of income recorded on the purchased loans in excess of the contractual stated interest rate in the individual loan notes.

(2)	See Non-GAAP Financial Measures section herein.
The yield on the aggregate investment portfolio decreased six basis points to 2.65% for the quarter ended December 31, 2019 from 2.71% for the linked-quarter ended September 30, 2019 and decreased five basis points from 2.70% for the quarter ended December 31, 2018 due to a decrease in market interest rates impacting adjustable rate securities.
The cost of total deposits increased one basis point to 0.39% during the quarter ended December 31, 2019 from 0.38% during the linked-quarter ended September 30, 2019 and increased 10 basis points from 0.29% during the same quarter in 2018 due to competitive pressures.
The provision for loan losses increased $1.1 million, or 234.3%, to $1.6 million for the quarter ended December 31, 2019 from $466,000 for the linked-quarter ended September 30, 2019 due primarily to an increase in net charge-offs of $1.6 million to $1.9 million during the quarter ended December 31, 2019 compared to net-charge-offs of $311,000 during the linked-quarter ended September 30, 2019. The provision for loan losses increased $396,000, or 34.1%, compared to $1.2 million for the quarter ended December 31, 2018 due primarily to an increase in net charge-offs of $1.3 million, compared to net-charge-offs of $595,000 during the quarter ended December 31, 2018. The amount of provision for loan losses during the quarter ended December 31, 2019 was necessary to increase the allowance for loan losses to an amount that management determined to be appropriate at December 31, 2019 based on the use of a consistent methodology.
Noninterest income increased $553,000, or 6.5%, to $9.0 million for the quarter ended December 31, 2019 from $8.5 million for the linked-quarter ended September 30, 2019 due primarily to an increase in interest rate swap fees. The Company also recognized other income in the amount of $230,000 related to the sale of of two branch properties and other fixed assets during the quarter ended December 31, 2019. The increase in noninterest income was offset partially by decreases in gain on sale of investments and gain on sale of loans, net during the quarter ended December 31, 2019. Noninterest income increased $566,000, or 6.7%, from $8.4 million for the same period in 2018 due primarily to increases in interest rate swap fees and gain on sale of loans, net, partially offset by a decrease in service charges and other fees.
Noninterest expense decreased $722,000, or 2.0%, to $36.0 million for the quarter ended December 31, 2019 from $36.7 million for the linked-quarter ended September 30, 2019 due primarily to a decrease in state/municipal business and use taxes expense as a result of an assessment recognized during the linked-quarter in the amount of $537,000 from a Washington State Department of Revenue Business and Occupation audit.

Noninterest expense decreased $1.3 million, or 3.4%, compared to $37.3 million for the quarter ended December 31, 2018. Acquisition-related expenses incurred during the quarter ended December 31, 2018 were approximately $1.3 million, of which $657,000 was due to compensation and employee benefits expense. There were no acquisition-related expenses incurred during the quarter ended December 31, 2019. The decrease in noninterest expense was also due to a decrease in federal deposit insurance premium expense as a result of a small bank credit awarded by the Federal Deposit Insurance Corporation ("FDIC") recognized during the quarter ended December 31, 2019. The Bank has $518,000 in small bank credits on future assessments remaining as of December 31, 2019, which may be recognized in future periods when allowed for by the FDIC upon insurance fund levels being met.
Income tax expense was $3.4 million for the quarter ended December 31, 2019 compared to $3.6 million for the linked-quarter ended September 30, 2019 and $4.7 million for the quarter ended December 31, 2018. The effective tax rate was 16.7% for the quarter ended December 31, 2019 compared to 16.8% for the linked-quarter ended September 30, 2019 and 22.0% for the quarter ended December 31, 2018. The decrease in the effective tax rate from the quarter ended December 31, 2018 was primarily due to a change in the estimated current tax benefits from certain low income housing tax credit projects during the quarter ended December 31, 2018.

Dividends
On January 22, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividends are payable on February 20, 2020 to shareholders of record as of the close of business on February 6, 2020.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on January 23, 2020 at 11:00 a.m. Pacific time. To access the call, please dial (844) 291-6360 -- access code 337461 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through February 6, 2019, by dialing (866) 207-1041 -- access code 9685662.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 62 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and year-to-date results and facilitate comparison of our performance with the performance of our peers. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Dollar amounts in thousands, except per share amounts)
Tangible common equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$809,311	$804,127	$796,625	$778,191	$760,723
Exclude intangible assets	(257,552)	(258,527)	(259,502)	(260,528)	(261,553)
Tangible common equity (non-GAAP)	$551,759	$545,600	$537,123	$517,663	$499,170

Total assets (GAAP)	$5,552,929	$5,515,185	$5,376,686	$5,342,099	$5,316,927
Exclude intangible assets	(257,552)	(258,527)	(259,502)	(260,528)	(261,553)
Tangible assets (non-GAAP)	$5,295,377	$5,256,658	$5,117,184	$5,081,571	$5,055,374

Stockholders' equity to total assets (GAAP)	14.6%	14.6%	14.8%	14.6%	14.3%
Tangible common equity to tangible assets (non-GAAP)	10.4%	10.4%	10.5%	10.2%	9.9%

Shares outstanding	36,618,729	36,618,381	36,882,771	36,899,138	36,874,055
Book value per share (GAAP)	$22.10	$21.96	$21.60	$21.09	$20.63
Tangible book value per share (non-GAAP)	$15.07	$14.90	$14.56	$14.03	$13.54

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(Dollar amounts in thousands)
Return on average tangible common equity, annualized:
Net income (GAAP)	$17,126	$17,895	$16,609
Exclude amortization of intangible assets	975	975	1,114
Exclude tax effect of adjustment	(205)	(205)	(234)
Tangible net income (non-GAAP)	$17,896	$18,665	$17,489

Average stockholders' equity (GAAP)	$806,868	$801,393	$750,165
Exclude average intangible assets	(258,177)	(259,166)	(262,177)
Average tangible common stockholders' equity (non-GAAP)	$548,691	$542,227	$487,988

Return on average equity, annualized (GAAP)	8.42%	8.86%	8.78%
Return on average tangible common equity, annualized (non-GAAP)	12.94%	13.66%	14.22%

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(Dollars in thousands)
Net interest margin, excluding incremental accretion on purchased loans, annualized and loan yield, excluding incremental accretion on purchased loans, annualized:
Net interest income (GAAP)	$49,115	$50,243	$51,289
Exclude incremental accretion on purchased loans	(997)	(1,090)	(1,703)
Adjusted net interest income (non-GAAP)	$48,118	$49,153	$49,586

Average total interest earning assets, net	$4,849,708	$4,736,704	$4,653,215
Net interest margin, annualized (GAAP)	4.02%	4.21%	4.37%
Net interest margin, excluding incremental accretion on purchased loans, annualized (non-GAAP)	3.94%	4.12%	4.22%

Interest and fees on loans (GAAP)	$46,864	$47,845	$47,865
Exclude incremental accretion on purchased loans	(997)	(1,090)	(1,703)
Adjusted interest and fees on loans (non-GAAP)	$45,867	$46,755	$46,162

Average total loans receivable, net	$3,719,128	$3,677,405	$3,615,362
Loan yield, annualized (GAAP)	5.00%	5.16%	5.25%
Loan yield, excluding incremental accretion on purchased loans, annualized (non-GAAP)	4.89%	5.04%	5.06%

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	December 31, 2019	September 30, 2019	December 31, 2018
Assets
Cash on hand and in banks	$95,039	$115,500	$92,704
Interest earning deposits	133,529	121,468	69,206
Cash and cash equivalents	228,568	236,968	161,910
Investment securities available for sale	952,312	966,102	976,095
Loans held for sale	5,533	5,211	1,555
Loans receivable, net	3,767,879	3,731,343	3,654,160
Allowance for loan losses	(36,171)	(36,518)	(35,042)
Total loans receivable, net	3,731,708	3,694,825	3,619,118
Other real estate owned	841	841	1,983
Premises and equipment, net	87,888	86,563	81,100
Federal Home Loan Bank stock, at cost	6,377	6,377	6,076
Bank owned life insurance	103,616	102,981	93,612
Accrued interest receivable	14,446	14,722	15,403
Prepaid expenses and other assets	164,088	142,068	98,522
Other intangible assets, net	16,613	17,588	20,614
Goodwill	240,939	240,939	240,939
Total assets	$5,552,929	$5,515,185	$5,316,927

Liabilities and Stockholders' Equity
Deposits	$4,582,676	$4,562,257	$4,432,402
Junior subordinated debentures	20,595	20,522	20,302
Securities sold under agreement to repurchase	20,169	25,883	31,487
Accrued expenses and other liabilities	120,178	102,396	72,013
Total liabilities	4,743,618	4,711,058	4,556,204

Common stock	586,459	585,581	591,806
Retained earnings	212,474	206,021	176,372
Accumulated other comprehensive gain (loss), net	10,378	12,525	(7,455)
Total stockholders' equity	809,311	804,127	760,723
Total liabilities and stockholders' equity	$5,552,929	$5,515,185	$5,316,927

Shares outstanding	36,618,729	36,618,381	36,874,055

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Interest income:
Interest and fees on loans	$46,864	$47,845	$47,865	$189,515	$175,466
Taxable interest on investment securities	5,585	5,704	5,343	23,045	17,602
Nontaxable interest on investment securities	755	798	1,003	3,396	4,649
Interest on other interest earning assets	739	537	673	1,894	1,689
Total interest income	53,943	54,884	54,884	217,850	199,406
Interest expense:
Deposits	4,479	4,250	3,228	16,349	10,397
Junior subordinated debentures	313	332	335	1,339	1,263
Other borrowings	36	59	32	480	753
Total interest expense	4,828	4,641	3,595	18,168	12,413
Net interest income	49,115	50,243	51,289	199,682	186,993
Provision for loan losses	1,558	466	1,162	4,311	5,129
Net interest income after provision for loan losses	47,557	49,777	50,127	195,371	181,864
Noninterest income:
Service charges and other fees	4,603	4,779	4,852	18,712	18,914
Gain on sale of investment securities, net	1	281	2	330	137
Gain on sale of loans, net	811	993	473	2,424	2,759
Interest rate swap fees	919	152	204	1,232	564
Other income	2,677	2,253	2,914	9,764	9,244
Total noninterest income	9,011	8,458	8,445	32,462	31,618
Noninterest expense:
Compensation and employee benefits	21,939	21,733	22,338	87,568	86,830
Occupancy and equipment	5,513	5,268	5,322	21,690	19,779
Data processing	2,361	2,333	2,433	8,976	9,888
Marketing	461	816	721	3,481	3,228
Professional services	1,280	1,434	1,185	5,192	9,670
State/municipal business and use taxes	777	1,370	803	3,754	3,002
Federal deposit insurance premium	5	9	375	725	1,480
Other real estate owned, net	12	(35)	88	352	106
Amortization of intangible assets	975	975	1,114	4,001	3,819
Other expense	2,674	2,816	2,894	11,049	11,385
Total noninterest expense	35,997	36,719	37,273	146,788	149,187
Income before income taxes	20,571	21,516	21,299	81,045	64,295
Income tax expense	3,445	3,621	4,690	13,488	11,238
Net income	$17,126	$17,895	$16,609	$67,557	$53,057

Basic earnings per share	$0.47	$0.49	$0.45	$1.84	$1.49
Diluted earnings per share	$0.47	$0.48	$0.45	$1.83	$1.49
Dividends declared per share	$0.29	$0.19	$0.27	$0.84	$0.72

Average number of basic shares outstanding	36,597,048	36,742,862	36,806,946	36,758,230	35,194,003
Average number of diluted shares outstanding	36,824,470	36,876,548	36,998,808	36,985,766	35,371,590

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Other Real Estate Owned:
Balance, beginning of period	$841	$1,224	$2,032	$1,983	$—
Additions from transfer of loan	—	—	—	—	434
Additions from acquisitions	—	—	—	—	1,796
Proceeds from dispositions	—	(435)	—	(864)	(198)
Gain (loss) on sales, net	—	52	—	(227)	—
Valuation adjustments	—	—	(49)	(51)	(49)
Balance, end of period	$841	$841	$1,983	$841	$1,983

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Allowance for Loan Losses:
Balance, beginning of period	$36,518	$36,363	$34,475	$35,042	$32,086
Provision for loan losses	1,558	466	1,162	4,311	5,129
Charge-offs:
Commercial business	(1,509)	(306)	(477)	(2,692)	(1,400)
One-to-four family residential	(15)	(15)	(15)	(60)	(45)
Real estate construction and land development	(133)	—	—	(133)	—
Consumer	(451)	(501)	(451)	(2,104)	(2,160)
Total charge-offs	(2,108)	(822)	(943)	(4,989)	(3,605)
Recoveries:
Commercial business	55	381	218	657	908
Real estate construction and land development	9	3	6	637	11
Consumer	139	127	124	513	513
Total recoveries	203	511	348	1,807	1,432
Net charge-offs	(1,905)	(311)	(595)	(3,182)	(2,173)
Balance, end of period	$36,171	$36,518	$35,042	$36,171	$35,042
Net charge-offs on loans to average loans, annualized	0.20%	0.03%	0.07%	0.09%	0.06%

	December 31, 2019	September 30, 2019	December 31, 2018
Nonperforming Assets:
Nonaccrual loans by type:
Commercial business	$44,331	$40,742	$12,564
One-to-four family residential	19	19	71
Real estate construction and land development	—	560	899
Consumer	186	190	169
Total nonaccrual loans(1)	44,536	41,511	13,703
Other real estate owned	841	841	1,983
Nonperforming assets	$45,377	$42,352	$15,686

Restructured performing loans	$14,466	$19,416	$22,736
Accruing loans past due 90 days or more	—	—	—
Potential problem loans(2)	87,825	85,339	101,349
Allowance for loan losses to:
Loans receivable, net	0.96%	0.98%	0.96%
Nonaccrual loans	81.22%	87.97%	255.73%
Nonperforming loans to loans receivable, net	1.18%	1.11%	0.37%
Nonperforming assets to total assets	0.82%	0.77%	0.30%

(1)	At December 31, 2019, September 30, 2019 and December 31, 2018, $26.3 million, $17.5 million and $6.9 million of nonaccrual loans were also considered troubled debt restructured loans, respectively.

(2)
Potential problem loans are those loans that are currently accruing interest and are not considered impaired, but which are being monitored because the financial information of the borrower causes the Company concern as to their ability to comply with their loan repayment terms.

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Gain on Sale of Loans, net:
Mortgage loans	$811	$728	$473	$2,159	$2,403
SBA loans	—	265	—	265	356
Total gain on sale of loans, net	$811	$993	$473	$2,424	$2,759

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Total loans receivable, net (2) (3)	$3,719,128	$46,864	5.00%	$3,677,405	$47,845	5.16%	$3,615,362	$47,865	5.25%
Taxable securities	826,541	5,585	2.68	823,498	5,704	2.75	772,925	5,343	2.74
Nontaxable securities (3)	123,177	755	2.43	129,061	798	2.45	160,626	1,003	2.48
Other interest earning assets	180,862	739	1.62	106,740	537	2.00	104,302	673	2.56
Total interest earning assets	4,849,708	53,943	4.41%	4,736,704	54,884	4.60%	4,653,215	54,884	4.68%
Noninterest earning assets	707,389			679,687			672,161
Total assets	$5,557,097			$5,416,391			$5,325,376
Interest Bearing Liabilities:
Certificates of deposit	$526,247	$2,027	1.53%	$508,092	$1,861	1.45%	$496,903	$1,218	0.97%
Savings accounts	508,924	572	0.45	507,533	680	0.53	516,620	613	0.47
Interest bearing demand and money market accounts	2,101,001	1,880	0.36	2,040,926	1,709	0.33	2,074,138	1,397	0.27
Total interest bearing deposits	3,136,172	4,479	0.57	3,056,551	4,250	0.55	3,087,661	3,228	0.41
Junior subordinated debentures	20,548	313	6.04	20,474	332	6.43	20,255	335	6.56
Securities sold under agreement to repurchase	22,360	36	0.64	29,258	48	0.65	34,046	29	0.34
FHLB advances and other borrowings	—	—	—	3,755	11	1.16	440	3	2.71
Total interest bearing liabilities	3,179,080	4,828	0.60%	3,110,038	4,641	0.59%	3,142,402	3,595	0.45%
Demand and other noninterest bearing deposits	1,462,683			1,416,336			1,356,186
Other noninterest bearing liabilities	108,466			88,624			76,623
Stockholders’ equity	806,868			801,393			750,165
Total liabilities and stockholders’ equity	$5,557,097			$5,416,391			$5,325,376
Net interest income		$49,115			$50,243			$51,289
Net interest spread			3.81%			4.01%			4.23%
Net interest margin			4.02%			4.21%			4.37%
Average interest earning assets to average interest bearing liabilities			152.55%			152.30%			148.08%

(1)	Annualized.

(2)	The average loan balances presented in the table are net of allowances for loan losses and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.

(3)	Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

	Year Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Paid	Average Yield/ Rate
Interest Earning Assets:
Total loans receivable, net (1) (2)	$3,668,665	$189,515	5.17%	$3,414,424	$175,466	5.14%
Taxable securities	827,822	23,045	2.78	677,893	17,602	2.60
Nontaxable securities (2)	135,245	3,396	2.51	190,209	4,649	2.44
Other interest earning assets	98,153	1,894	1.93	76,117	1,689	2.22
Total interest earning assets	4,729,885	217,850	4.61%	4,358,643	199,406	4.57%
Noninterest earning assets	681,193			615,372
Total assets	$5,411,078			$4,974,015
Interest Bearing Liabilities:
Certificates of deposit	$512,732	$7,021	1.37%	$463,124	$3,959	0.85%
Savings accounts	506,073	2,633	0.52	513,680	2,056	0.40
Interest bearing demand and money market accounts	2,052,573	6,695	0.33	1,916,319	4,382	0.23
Total interest bearing deposits	3,071,378	16,349	0.53	2,893,123	10,397	0.36
Junior subordinated debentures	20,438	1,339	6.55	20,145	1,263	6.27
Securities sold under agreement to repurchase	28,457	175	0.61	31,426	82	0.26
Federal Home Loan Bank advances and other borrowings	11,899	305	2.56	33,914	671	1.98
Total interest bearing liabilities	3,132,172	18,168	0.58%	2,978,608	12,413	0.42%
Noninterest bearing deposits	1,389,721			1,240,621
Demand and other noninterest bearing liabilities	99,683			67,692
Stockholders’ equity	789,502			687,094
Total liabilities and stockholders’ equity	$5,411,078			$4,974,015
Net interest income		$199,682			$186,993
Net interest spread			4.03%			4.15%
Net interest margin			4.22%			4.29%
Average interest earning assets to average interest bearing liabilities			151.01%			146.33%

(1)	The average loan balances presented in the table are net of allowances for loan losses and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.

(2)	Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Earnings:
Net interest income	$49,115	$50,243	$50,536	$49,788	$51,289
Provision for loan losses	1,558	466	1,367	920	1,162
Noninterest income	9,011	8,458	7,564	7,429	8,445
Noninterest expense	35,997	36,719	37,547	36,525	37,273
Net income	17,126	17,895	15,984	16,552	16,609
Basic earnings per share	$0.47	$0.49	$0.43	$0.45	$0.45
Diluted earnings per share	$0.47	$0.48	$0.43	$0.45	$0.45
Average Balances:
Total loans receivable, net	$3,719,128	$3,677,405	$3,654,475	$3,622,494	$3,615,362
Investment securities	949,718	952,559	979,532	970,806	933,551
Total interest earning assets	4,849,708	4,736,704	4,681,588	4,649,259	4,653,215
Total assets	5,557,097	5,416,391	5,350,805	5,317,325	5,325,376
Total interest bearing deposits	3,136,172	3,056,551	3,031,256	3,060,869	3,087,661
Total noninterest bearing deposits	1,462,683	1,416,336	1,345,917	1,332,223	1,356,186
Stockholders' equity	806,868	801,393	782,719	766,451	750,165
Financial Ratios:
Return on average assets (1)	1.22%	1.31%	1.20%	1.26%	1.24%
Return on average common equity (1)	8.42	8.86	8.19	8.76	8.78
Return on average tangible common equity (1)	12.94	13.66	12.89	13.94	14.22
Efficiency ratio	61.93	62.55	64.62	63.84	62.40
Noninterest expense to average total assets (1)	2.57	2.69	2.81	2.79	2.78
Net interest margin	4.02	4.21	4.33	4.34	4.37
Net interest spread	3.81	4.01	4.13	4.17	4.23

(1)	Annualized.

	As of Period End or for the Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Select Balance Sheet:
Total assets	$5,552,929	$5,515,185	$5,376,686	$5,342,099	$5,316,927
Total loans receivable, net	3,731,708	3,694,825	3,681,920	3,660,279	3,619,118
Investment securities	952,312	966,102	960,680	985,009	976,095
Deposits	4,582,676	4,562,257	4,347,708	4,393,715	4,432,402
Noninterest bearing demand deposits	1,446,502	1,429,435	1,320,743	1,338,675	1,362,286
Stockholders' equity	809,311	804,127	796,625	778,191	760,723
Financial Measures:
Book value per share	$22.10	$21.96	$21.60	$21.09	$20.63
Tangible book value per share	15.07	14.90	14.56	14.03	13.54
Stockholders' equity to total assets	14.6%	14.6%	14.8%	14.6%	14.3%
Tangible common equity to tangible assets	10.4	10.4	10.5	10.2	9.9
Loans to deposits ratio	82.2	81.8	85.5	84.1	82.4
Credit Quality Metrics:
Allowance for loan losses to:
Loans receivable, net	0.96%	0.98%	0.98%	0.98%	0.96%
Nonperforming loans	81.22	87.97	188.48	207.04	255.73
Nonperforming loans to loans receivable, net	1.18	1.11	0.52	0.47	0.37
Nonperforming assets to total assets	0.82	0.77	0.38	0.36	0.30
Net charge-offs (recoveries) on loans to average loans receivable, net	0.20	0.03	0.13	(0.02)	0.07
Criticized Loans by Credit Quality Rating:
Special mention	$48,895	$51,306	$64,667	$49,368	$53,640
Substandard	93,423	90,202	89,267	78,323	78,382
Doubtful/Loss	524	524	524	524	524
Other Metrics:
Number of banking offices	62	62	62	63	64
Average number of full-time equivalent employees	889	877	880	878	867
Deposits per branch	$73,914	$73,585	$70,124	$69,742	$69,256
Average assets per full-time equivalent employee	$6,253	$6,176	$6,082	$6,054	$6,142